Cooperation Agreement

The purpose of this Cooperation Agreement (the "AGREEMENT") is to set forth certain binding agreements and stipulations for collaborating on a nationwide School and Educational Institution Management Project in the Republic of Korea (the "Joint Project") as defined hereinbelow. The AGREEMENT is made and entered into as of the 18th day of June, 2004 by and between eSmart Korea, LLC., a limited liability corporation duly organized and existing under the laws of the Republic of Korea, having offices at 642-9, Songchon B/D 9F, Yeoksam-dong, Gangnam-gu, Seoul, Korea ("E-SMART"), Samsung SDS Co., LTD., a corporation duly organized and existing under the laws of the Republic of Korea, having offices at 707-19, Yeoksam-2-dong, Gangnam-gu, Seoul, Korea ("SDS"), and Kobile Inc. a corporation duly organized and existing under the laws of the Republic of Korea, having offices at 32-8, Samho 3rd APT 202, Banpo-dong, Seocho-gu, Seoul, Korea ("KOBILE"), each hereinafter sometimes referred to as party or collectively as parties.

                                   WITNESSETH

WHEREAS, E-SMART is the provider in Korea of the Biometric Verification Security System ("BVS2") and the Super Smart Card (hereinafter collectively referred to as the "Product"):

WHEREAS, SDS and KOBILE desire to join with E-SMART to deploy the Product by performing certain specified and to be specified services with respect to and in connection with the Joint Project;

WHEREAS, E-SMART, SDS, and KOBILE are each desirous to collaborate with each other in order to realize the Joint Project on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

   1.     THE JOINT PROJECT

   1.1 "Joint Project" as used herein shall mean the implementation of the Product and the provision of related systems and equipment as necessary to

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digitize and provide certain services to all participating schools, educational institutions and their related facilities located in the Republic of Korea (each an "Institution", collectively, the "Institutions") on a turn key basis. As of the date hereof, certain Institutions have already executed binding commitments to be participating Institutions. A list of these participants is attached hereto as Exhibit A and made a part hereof.

   1.2 When installation is complete at each Institution, E-SMART shall operate the system provided and shall supply and issue E-SMART's Super Smart Card's to all students and personnel of such Institution to be used for ID, access, payments of all kinds including tuition and payments to local merchants, banking, SMS, among other applications.

   2.     MAJOR RESPONSIBILITY OF PARTIES

   2.1 E-SMART, SDS, and KOBILE shall fully cooperate with one another, each providing their particular expertise to the Joint Project in a manner designed to maximize the success of the Joint Project and, therefore the success of each party. In particular:

          (A) E-SMART shall be the Product provider and the system operator and shall supply:

          (A.1) the proprietary software and hardware required to implement E-SMART'S BVS2 operating platform to each Institution;

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          (A.2) its Super Smart Cards in quantities sufficient for each institution to provide one card to each of its students, personnel and any other agreed persons;

          (A.3) all services necessary to operate the BVS2 platform and the Super Smart Cards for the purposes described herein;

          (A.4) the opportunity for SDS and KOBILE to provide all "COTS" (Commercial, Off The Shelf) equipment and software as needed to implement the Product at prices and on terms solely acceptable to E-SMART and its bankers as well as the opportunity to provide such other services as may be agreed between E-SMART and SDS and/or KOBILE as may be necessary to implement the Product for the Joint Project;

          (A.5) by arrangement with its bankers for the investment of all necessary funds for the Joint Project subject to the receipt by E-SMART'S bankers of all guarantees, documentation and agreements to their sole and complete satisfaction.

          (A.6) such other services as may be agreed among the parties from time to time and evidenced by a document duly executed by each party hereto.

          (B) SDS shall be the prime system integrator for the installation and delivery of the Joint Project and as such shall supply:


          (B.1)	all COTS equipment and COTS software required to successfully implement the Joint Project on terms and conditions acceptable to E-SMART and its bankers;

          (B.2) all custom software necessary to localize the BVS2 platform and/or as may be required in the opinion of E-SMART for the proper operation of the Product when used for the purposes of the Joint Project on terms and conditions acceptable to E-SMART and its bankers;

          (B.3) such other services as may be agreed among the parties from

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time to time and evidenced by a document duly executed by each party hereto.

          (C) KOBILE shall be the prime marketing manager and as such shall supply:

          (C.1) an irrevocable and unconditional contract with each Institution on terms fully satisfactory to each party and to E-SMART's bankers calling for the parties to supply the Joint Project to such institution and for such insititution to use the Product for all financial transactions, among others, and to require use of the Product by all of its students, personnel and agreed others for a period of not less than five years;

          (C.2) agreements with merchants and suppliers to use the Product for financial transactions, among others to the maximum extent possible;

          (C.3) such other services as may be agreed among the parties from time to time and evidenced by a document duly executed by each party hereto.

   3.     OTHER RESPONSIBILITIES

   3.1 E-SMART, SDS, and KOBILE shall cooperate in complete good faith for the mutual benefit of all to complete the Joint Project.

   3.2 E-SMART and SDS shall provide KOBILE with necessary collateral support as needed for its marketing efforts, including technical information and presentations.

   3.3 If necessary in the opinion of the parties and their mutual legal advisors. E-SMART, SDS, and KOBILE shall establish a new corporation for the Joint Project. In such case the arrangement and details of the new corporation shall be decided through negotiations.

   3.4 E-SMART, SDS, and KOBILE shall cooperate to gain the greatest market share and expand to as many institutions for the Joint Project as possible. In this regard, the parties agree to work together and to share information on the

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market trends and demand and to coordinate with each other.

   3.5 It shall be the responsibility of each party to this AGREEMENT to enter into good faith negotiations to finalize all necessary details and further agreements as may be necessary in the soonest reasonable time.

   4.     INTELLECTUAL PROPERTY

   4.1 Unless otherwise agreed to in writing in advance, all intellectual property rights, including, without limitation to the generality of the foregoing, copyright, in any material produced in pursuance of the Joint Project shall vest in and at all times and remain vested in the originator of that material.

   4.2 No party shall gain or acquire by virtue of this AGREEMENT any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

   4.3 No party herein shall use the trademarks, service marks, proprietary words or symbols of the other party without the express prior written consent of the other party.

   4.4 SDS and KOBILE each acknowledge that the technology related to the BVS2 platform and to the Super Smart Card and its payment system all as to be provided by E-SMART pursuant to the terms hereof, including without limitation the systems' card's designs, business processes, specifications, drawings, prototypes and related information: (i) are the proprietary property of E-SMART;
(ii) are provided to SDS and KOBILE solely for purposes of the Joint Project and other agreements to be made as referenced above, (iii) shall not be used by SDS and/or KOBILE for its or their own use and benefit except pursuant to the terms of a definitive license agreement entered into by E-SMART, SDS, and KOBILE, and
(iv) shall be held in the strictest confidence and not disclosed to any other party.

   5.     BUSINESS CONFIDENTIALITY

   5.1 The Parties acknowledge that each party may disclose information to the other party with respect to its business plans, its business activities,

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operations and trade secrets. Each party shall hold such information in strict confidence and shall not reveal the same, except for any information which is: generally available to or known to the public; known to such party prior to the negotiations leading to this AGREEMENT; independently developed by such party outside the scope of this AGREEMENT; or lawfully disclosed by or to a third party or tribunal. The confidential information of each party shall be safeguarded by the other to the same extent that it safeguards its own confidential materials or data relating to its own business.

   6.     TERM AND TERMINATION

   6.1 This AGREEMENT shall be effective immediately upon the due execution and delivery of same by all parties hereto and shall remain in full force and effect until a more detailed agreement has been executed and delivered by all parties hereto.

   7.     GENERAL PROVISIONS

   7.1 Force Majeure. No party shall be liable for any delay or failure in performing its obligations hereunder due to causes beyond the reasonable control of the parties, including but now limited to, natural disaster, strikes, lock outs, war (declared or undeclared), mobilization (preparation for war), revolutions, riots, sabotage, terrorism or acts of any governmental authority.

   7.2 Publicity. Any news release, public announcement, advertisement, or publicity to be released by any party concerning this AGREEMENT shall be subject to the prior written approval of each other party, which shall not be unreasonably withheld. To the extent any announcement is or ma be required by law, the party so required shall in good faith attempt to get timely approval from the other parties. If timely approval is not forthcoming, the requesting party shall be free to comply with such law or regulation in good faith.

   7.3 Assignment. No party shall assign, sub-contract and/or delegate its rights or obligations under this AGREEMENT without the prior written consent of the other parties.

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   7.4    Entire Agreement. With the exception of a previously executed "Mutual
Non Disclosure Agreement" which shall remain in force between the parties, this AGREEMENT, including the Exhibits attached hereto, if any, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous proposals or agreements whether oral or written, and all communications between the parties relating to the subject matter of this AGREEMENT.

   7.5 Severability. If any provision of this AGREEMENT, or any part thereof, is held to be invalid, voidable of unenforceable, the remainder of this AGREEMENT shall be in full force and effect, and each remaining provision of this AGREEMENT shall be valid and enforceable.

   7.6 Amendment. No amendment or modification of any provision of this AGREEMENT shall be effective unless in writing and signed by duly authorized representatives of all parties.

   7.7 Waiver. The waiver by any party of a breach of or a default under any provision of this AGREEMENT, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the AGREEMTN, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

   7.8 Governing Law/Dispute Resolution. This AGREEMENT shall be governed by and construed in all respects in accordance with the laws of the Republic of Korea. All disputes, controversies or differences which may arise out of or in connection with this AGREEMENT, or for the breath thereof shall be finally settled by arbitration in SEOUL KOREA in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board. The arbitration panel shall consist of three (3) members the chairman of which shall be from a neutral country and background. The award rendered by the arbitrators shall be final and binding upon the Parties concerned.

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IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be signed and delivered by their duty authorized representatives as of the date first above written.


Samsung SDS                                e-Smart Korea Inc.

By: /s/ Vice President                     By: /s/ Mary A. Grace
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                                                   Mary A. Grace, President

6,19, 2004                                 June 19, 2004
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Kobile, Inc.

By: /s/ Kang Hyung goo
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        Kang Hyung goo,CEO

6,19, 2004
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